UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2015 (December 14, 2015)

Vista Outdoor Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-36597	41-1016855
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

938 University Park Boulevard, Suite 200 Clearfield, UT	84015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 779-4600

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2015, Vista Outdoor Inc. (the “Company”) issued a press release announcing that it has appointed Kelly T. Grindle to the position of President, Outdoor Products, effective January 4, 2016. In addition, David White will continue in his role leading the Shooting Sports segment with his title changed to President, Shooting Sports, also effective January 4, 2016.

Mr. Grindle, 48, previously worked at Johnson Outdoors, Inc., a global manufacturer and marketer of branded seasonal, outdoor recreation products, for more than 16 years, most recently as Senior Group Vice President of Marine Electronics, Watercraft and Diving, where he had responsibility for all functions including global sales, research and development, marketing, sourcing and operations. He began his career in 1988 with SC Johnson and Son, Inc. and held roles with increasing responsibilities in the company, including finance, global business development, venture management, mergers/acquisitions, strategic planning and operations management. He earned a Bachelor of Science degree in finance from the Kelley School of Business at Indiana University and a Master of Business Administration from Marquette University.

In connection with the appointment of Mr. Grindle to the position of President, Outdoor Products, the Company entered into an offer letter agreement with Mr. Grindle (the “Offer Letter”) on December 10, 2015. The Offer Letter provides that Mr. Grindle will be an employee “at will” and includes his expected compensation package as described in more detail as follows.

Pursuant to the Offer Letter, Mr. Grindle will receive an annual base salary of $375,000, an annual incentive compensation opportunity to earn up to 80% of his annual base salary and long-term incentive award with a $150,000 aggregate grant date value at target. In addition, the Offer Letter provides that Mr. Grindle will receive a one-time signing bonus in the form of restricted stock units valued at $300,000 that will vest in two equal installments on the second and third anniversaries of the grant date provided he is employed by the Company through the applicable vesting date.

The Offer Letter does not provide for any payments or benefits in the event of a termination of Mr. Grindle’s employment. Mr. Grindle will participate in the Company’s Income Security Plan and Executive Severance Plan to the same extent as the Company’s other executives. The Income Security Plan provides for severance payments under certain circumstances following a change-in-control of the Company and the Executive Severance Plan provides benefits and payments to the Company’s executives upon termination of their employment with the Company. The foregoing description of the Income Security Plan and Executive Severance Plan does not purport to be complete and is qualified in its entirety by reference to the Income Security Plan and Executive Severance Plan (Exhibits 10.2 and 10.3 to Vista Outdoor Inc.’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 10, 2015, respectively).

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the Offer Letter (Exhibit 10.1 to this Current Report on Form 8-K) and incorporated herein by reference. The Company’s press release announcing the appointment of Mr. Grindle is filed as Exhibit 99.1 hereto and incorporated by reference herein.

Mr. White, 63, has served as the Company’s Vice President, Shooting Sports since the completion of the Company’s spin-off (the “Spin-Off”) from Alliant Techsystems Inc. (“ATK”) in February 2015. Mr. White joined ATK in 1975 and from 1980 to the date of the Spin-Off served in multiple senior leadership roles across ATK’s business, including operational oversight of metal and composite structures, strategic partner relationships, facility relocation and consolidation, and capital investment oversight and implementation. His recent roles at ATK included Vice

President of Operations for ATK’s Sporting Group from April 2010 to the Spin-Off and Vice President Manufacturing Excellence at ATK from March 2003 to April 2010.

Item 9.01. Financial Statements and Exhibits

(d)                                 Exhibits.

Exhibit No.	Description
10.1	Offer Letter between Vista Outdoor Inc. and Kelly T. Grindle.
99.1	Press release of Vista Outdoor Inc. dated December 14, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTA OUTDOOR INC.

By:	/s/ Scott D. Chaplin
Name: Scott D. Chaplin
Title: Senior Vice President, General Counsel
and Secretary

Date:  December 17, 2015

EXHIBIT INDEX

Exhibit No.	Description
10.1	Offer Letter between Vista Outdoor Inc. and Kelly T. Grindle.
99.1	Press release of Vista Outdoor Inc. dated December 14, 2015.